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                            OVERSEAS FILMGROUP, INC.
                         NOTICE OF GRANT OF STOCK OPTION

          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Overseas Filmgroup, Inc., (the "Company"):

          OPTIONEE:  1~
          GRANT DATE:  2~
          VESTING COMMENCEMENT DATE: 3~
          EXERCISE PRICE:  $4~ per share
          NUMBER OF OPTION SHARES: 5~ shares
          EXPIRATION DATE:  6~
          TYPE OF OPTION:  7~ Stock Option
          DATE EXERCISABLE:  Immediately Exercisable

          VESTING SCHEDULE: The Option Shares shall be unvested and subject to repurchase by the Company at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Company's repurchase right shall accordingly lapse with respect to, (i) twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in a series of thirty-six
          (36) successive equal monthly installments upon Optionee's completion of each additional month of Service over the thirty-six (36)-month period measured from the first anniversary of the Vesting Commencement Date. In no event shall any additional Option Shares vest after Optionee's cessation of Service.

          PARTIAL EXERCISE: To the extent the Option is exercised for less than the total number of Option Shares at the time subject to such Option, the Option must be exercised for at least ten (10) Option Shares.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Overseas Filmgroup, Inc. 1996 Basic Stock Option and Stock Appreciation Rights Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.
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          Optionee understands that to the extent any Option Shares are not vested at the time the Option is exercised, those Option Shares shall be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B. Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit C. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

          REPURCHASE RIGHTS. OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS EXERCISABLE BY THE COMPANY AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.

          NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause, subject to any provision to the contrary in any written employment agreement which may be in effect at the time between Optionee and the Company (or any such Parent or Subsidiary).

          DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED: ________________________, 199_

                                        OVERSEAS FILMGROUP, INC.


                                        By:
                                           --------------------------------

                                        Title:
                                              -----------------------------

                                        -----------------------------------


                                        1~, OPTIONEE

                                        Address:
                                                ---------------------------

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Attachments:
Exhibit A - Stock Option Agreement
Exhibit B - Stock Purchase Agreement
Exhibit C - Plan Summary & Prospectus


                                       2.
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                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

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                                    EXHIBIT B

                            STOCK PURCHASE AGREEMENT

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                                    EXHIBIT C

                           PLAN SUMMARY AND PROSPECTUS